SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the
             Securities Exchange Act of 1934

Filed by the Registrant  X
Filed by a party other than the Registrant
Check the appropriate box:
    Preliminary proxy statement
    Confidential, for Use of the Commission Only
      (as specified by Rule 14a-6(e)(2))
  X Definitive proxy statement
    Definitive additional materials
    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      Torotel, Inc.
     (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

    No fee required.
    Fee computed on table below per Exchange Act
        Rules 14a-6(i)(1) and 0-11

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transactions applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
               Rule 0-11:

          (4) Proposed maximum aggregate value of
               transaction:

          (5) Total fee paid:

  X Fee paid with preliminary materials.

    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount previously paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing party:

          (4) Date filed:












                   TOROTEL, INC.
             13402 South 71 Highway
           Grandview, Missouri  64030



              December 14, 1999


Dear Shareholder:

You are cordially invited to attend the annual meeting of the shareholders of Torotel, Inc., a Missouri corporation
(the Corporation), to be held at 4:30 p.m. local time on Monday, January 17, 2000, at the Corporations offices in
Grandview, Missouri, to transact business as set forth in the formal notice that follows.

YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the annual meeting, please sign and date the accompanying Proxy and return it promptly in the enclosed postage paid envelope. If you decide to attend the annual meeting, you may revoke your Proxy and vote your shares in person.

As always, we appreciate your loyalty and support as a shareholder of the Corporation.


                        Sincerely,


                        /s/ Dale H. Sizemore, Jr.


                        Dale H. Sizemore, Jr.
                        Chairman and Chief Executive Officer
































                  TOROTEL, INC.

      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         To Be Held Monday, January 17, 2000



TO THE SHAREHOLDERS OF TOROTEL, INC.:

NOTICE is hereby given that the annual meeting (the Meeting) of the shareholders of Torotel, Inc., a Missouri corporation (the Corporation), will be held at 4:30 p.m. local time on Monday, January 17, 2000, at the Corporations offices in Grandview, Missouri, for the following purposes:

     1. To elect three members to serve on the Board of Directors of the Corporation until the next annual meeting of shareholders and until their successors have been duly elected and qualified, unless they shall sooner die, resign or be removed;

     2. To consider and vote upon a proposal to reduce the par value of the Corporations Common Stock from $.50 per share to $.01 per share and to reduce the stated capital of the Corporation effective upon the close of business on the day a Certificate of Amendment to the Corporations Articles of Incorporation and such other documents as are necessary to effect a reduction in stated capital are filed with the Secretary of State of Missouri; and

     3. To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

Shareholders of record at the close of business on November
30, 1999, will be entitled to receive notice of and to vote at the Meeting. The accompanying Proxy is solicited by the Board of Directors. All of the above matters are more fully described in the accompanying Proxy Statement, into which this Notice is incorporated by reference.

Shareholders are cordially invited to attend the Meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING,
PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT
PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.  IF YOU
DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND
VOTE YOUR SHARES IN PERSON.


                          BY ORDER OF THE BOARD OF DIRECTORS


                          /s/ H. James Serrone


                          H. James Serrone
                          Secretary of Torotel, Inc.
                          December 14, 1999









                        TOROTEL, INC.
                   13402 South 71 Highway
                Grandview, Missouri  64030

                     PROXY STATEMENT

          FOR THE ANNUAL MEETING OF SHAREHOLDERS

          To Be Held Monday, January 17, 2000



                  GENERAL INFORMATION

Security Holders Entitled to Vote

Holders of shares of common stock, par value $.50 per share (the Common Stock), of Torotel, Inc., a Missouri corporation (the Corporation), of record at the close of business on November 30, 1999 (the Shareholders), will be entitled to vote at the annual meeting of the Shareholders to be held at 4:30 p.m. local time on Monday, January 17, 2000, at the Corporations principal executive offices in Grandview, Missouri, and at any subsequent time which may be necessary by the postponement or adjournment thereof (the Meeting). The Corporations principal executive offices are located at 13402 South 71 Highway, Grandview, Missouri 64030, and its telephone number is (816) 761-6314.

This Proxy Statement, together with the Notice of Annual
Meeting, the enclosed Proxy, and the accompanying 1999
Annual Report to Shareholders, were initially distributed to the Shareholders on or about December 14, 1999.

If the enclosed Proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with any specifications made therein. In the absence of instructions, the shares will be voted as follows: (i) FOR the nominees to the Board of Directors of the Corporation (the Directors, or the Board of Directors) in the election of Directors, as more fully described in the section herein entitled Proposal One; and (ii) in connection with Proposal Two to reduce the par value of the Common Stock and to reduce stated capital of the Corporation, IN FAVOR of the proposal.

Quorum

A majority of the outstanding shares of Common Stock entitled to be voted as of the Record Date (as defined herein) at the Meeting, represented in person or by Proxy, is necessary to constitute a quorum to transact business at the Meeting. If a quorum is present, (i) the three nominees for Director receiving the greatest number of votes at the Meeting will be elected to the Board of Directors, and (ii) if two-thirds of the outstanding shares of Common Stock of the Corporation are voted IN FAVOR of Proposal Two, then such proposal shall be approved by the Shareholders of the Corporation.

Abstentions and Broker Non-votes

Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to a particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the Shareholders and have the same legal effect as a vote against a particular proposal. Broker non-votes are not counted for purposes of determining whether a proposal has been approved by the requisite Shareholder vote. The Shareholders will not have dissenters rights of appraisal with respect to any of the actions to be taken at the Meeting.

Revocability of Proxies

Shareholders who execute Proxies retain the right to revoke them at any time before they are voted by notifying the Secretary of the Corporation in writing, by delivering a duly authorized Proxy bearing a later date, or by attending the Meeting and voting in person.

Solicitation

The accompanying Proxy is being solicited by and on behalf of the Board of Directors. Solicitation will be by mail. Proxy cards and materials will be distributed to beneficial owners through brokers, custodians, nominees and similar parties. The Corporation estimates that the total amount to be spent in solicitation of the Proxies will be approximately $2,500. The entire cost of this solicitation, including the expenses of printing and mailing this proxy statement to the Shareholders, the accompanying Notice of Annual Meeting of Shareholders, proxy form, and Annual Report for fiscal year ended April 30, 1999, will be paid by the Corporation. In addition, the Corporation may reimburse brokerage firms and others for their expenses in forwarding solicitation materials regarding the Meeting to beneficial owners. In addition to solicitation by mail, officers and regular employees of the Corporation may solicit proxies from Shareholders by telephone, telegram, or personal interview. Such persons will receive no additional compensation for such services.


     VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The securities entitled to be voted at the Meeting consist of shares of Common Stock of the Corporation. Each Shareholder is entitled one vote per each share of Common Stock, except in the election of directors where Shareholders have cumulative voting rights as described below under Cumulative Voting. There were 2,811,590 shares of Common Stock issued and outstanding (exclusive of treasury shares) at the close of business on the record date of the Meeting.

The close of business on November 30, 1999 has been fixed by the Board of Directors as the record date (the Record Date) for determining the Shareholders who will be entitled to vote at the Meeting.












The following persons beneficially own more than 5% of the outstanding Common Stock of Torotel, Inc.:

Name and Address         Amount Beneficially         Percent
of Beneficial Owner           Owned                 of Class

Richard A. Sizemore          214,868          (a)      7.6%
Linda V. Sizemore
8356 Hallet
Lenexa, KS  66215

Gregory M. Sizemore          203,852          (b)      7.3%
Julie Sizemore
12735 Mohawk Circle
Leawood, KS  66209

Dale H. Sizemore             179,003          (c)      6.4%
Carol J. Sizemore
2705 W. 121st Terrace
Leawood, KS  66209

Paulette A. Durso            124,625          (d)      4.4%
James T. Durso
3917 N.E. 59th St.
Kansas City, MO  64119

Sizemore Enterprises         200,506          (e)      7.1%
2705 W. 121st Terrace
Leawood, KS  66209

Caloyeras Family
  Partnership, L.P.          207,900          (f)      7.4%
2041 W. 139th Street
Gardena, CA  90249

Thomas E. Foster             142,100                  5.1%
5506 Brite Drive
Bethesda, MD  20817

(a) Richard A. Sizemore and Linda V. Sizemore are husband and wife. Mr. and Mrs. Sizemores individual direct ownership are 140,226 and 15,666 shares, respectively. Mr.
Sizemores indirect ownership includes 58,976 shares which are owned by Mr. Sizemore as trustee for his children.

(b) Gregory M. Sizemore and Julie Sizemore are husband and wife. Mr. and Mrs. Sizemores individual direct ownership are 137,654 and 15,666 shares, respectively. Mr. Sizemores indirect ownership includes 50,532 shares which are owned by Mr. Sizemore as trustee for his children.

(c) Dale H. Sizemore, Jr. and Carol J. Sizemore are husband and wife. Mr. and Mrs. Sizemores individual direct ownership are 130,964 and 14,351 shares, respectively. Mr. Sizemores indirect ownership includes 33,688 shares which are owned by Mr. Sizemore as trustee for his children.

(d) James T. Durso and Paulette A. Durso are husband and wife. Mr. and Mrs. Dursos individual direct ownership are 9,000 and 103,149 shares, respectively. Mrs. Dursos indirect ownership includes 12,476 shares which are owned by Ms. Durso as trustee for her children.

(e) Sizemore Enterprises is a general partnership. The general partners, who are brothers and sister, are Dale H
Sizemore, Jr., Paulette Durso, Gregory M. Sizemore and
Richard A. Sizemore.

(f) The Caloyeras Family Partnership L.P., is a limited partnership in which PBC, Inc., a California corporation, is the sole general partner. Peter B. Caloyeras is the sole shareholder, sole director and president of PBC, Inc. The limited partners of the Caloyeras Family Partnership include the sons and daughter of Peter B. Caloyeras. The number of shares indicated as owned by the Caloyeras Family Partnership L.P. also includes 3,000 shares owned individually by each of the sons and daughter of Peter B. Caloyeras.


          INFORMATION REGARDING THE CORPORATION

Annual Report

This Proxy Statement is accompanied by the Annual Report to Shareholders for the fiscal year ended April 30, 1999 (the
Annual Report).

Going Concern

The Report of the Independent Certified Public Accountants of the Corporation, dated as of June 17, 1999, noted that the Corporation has sustained losses in 1999 and 1998 and its ability to obtain adequate financing and maintain profitable operations is uncertain. Because of these factors, the accountants stated that there are substantial doubts about the Corporations ability to continue as a going concern.



































                    PROPOSAL ONE
    THE ELECTION OF THE BOARD OF THE DIRECTORS

Directors and Committees

The Board of Directors of the Corporation currently consists of three (3) individuals, all of whom will be nominated at the Meeting for election as members of the Board of Directors, to serve until the next annual meeting of Shareholders, and until their successors have been elected and qualified, unless they should sooner die, resign or be removed. The Corporations Articles of Incorporation authorize seven directors; however, there is no immediate plan to fill the vacancies. The three nominees to be elected at the Meeting are as follows: H. James Serrone, Dale H. Sizemore, Jr., and Richard A. Sizemore.

Biographical Information

Biographical summaries concerning the three nominees, the Corporations executive officers and significant employees, and information with respect to the number of shares of Common Stock beneficially owned by each as of November 19, 1999, are shown below. The number of shares beneficially owned includes shares, if any, held in the name of the spouse, minor children, or other relatives of the individual living in his or her home, as well as shares, if any, held in the name of another person under an arrangement whereby the individual enjoys the right to vote such shares or to use of the income from such shares, or whereby the individual can vest or re-vest title in himself or herself immediately or at some future time. Dale H. Sizemore, Jr., both a Director and an officer, and Richard A. Sizemore, a Director, are brothers.

  Biographical
  Summaries of
    Nominees,                   Shares of
   Executive                   Common Stock
 Officers, and                  Beneficially
  Significant                     Owned at           Percent
   Employees                  November 19, 1999     of Class


Dale H. Sizemore, Jr., age 47   229,130   (a)         8.1%
Chairman of the Board
 and Chief Executive Officer
 of the Corporation
13402 South 71 Highway
Grandview, MO  64030

Mr. Sizemore became a Director of the Corporation in 1984.
He has served as Chairman and Chief Executive Officer since
1995 (except for a short period during February and March
1999, when Mr. Peter Caloyeras served as Chief Executive
Officer). Mr. Sizemore has served as President from 1995 to 1996, and since April 1999. He was President of Kansas
Communications, Inc., located in Lenexa, Kansas, from 1983 to 1995, and was Chairman of the Board and Treasurer from 1995 to 1998. Mr. Sizemore is currently self employed.

Richard A. Sizemore, age 39     264,995   (b)         9.4%
Director of the Corporation
13402 South 71 Highway
Grandview, MO  64030

Mr. Sizemore became a Director of the Corporation in 1995.
He has been owner and President of Interactive Design, Inc., located in Lenexa, Kansas, since 1987. He holds a B.S.
degree in electrical engineering and an M.B.A. from the University of Kansas.

H. James Serrone, age 44        10,273   (c)          0.4%
Director, Vice President
 of Finance and Chief
 Financial Officer of the
 Corporation
13402 South 71 Highway
Grandview, MO  64030

Mr. Serrone was appointed a Director of the Corporation in May 1999. He joined Torotel in 1979, became Controller in
1982, and was named Vice President in 1993. Mr. Serrone has served as Vice President of Torotel Products since 1992. He has been General Manager of Torotel Products since August
1996.

All Directors and
 Executive Officers
as a Group (3 persons)          504,398   (d)         17.9%

(a)  Dale H. Sizemore, Jr.s beneficial ownership includes
50,127 shares which is equivalent to 25% of the 200,506 shares owned by Sizemore Enterprises, a General Partnership in which Mr. Sizemore is a general partner. See the text and footnotes regarding Mr. Sizemores beneficial ownership discussed above in the section entitled Voting Securities and Principal Holders Thereof.

(b)  Richard A. Sizemores beneficial ownership includes
50,127 shares which is equivalent to 25% of the 200,506 shares owned by Sizemore Enterprises, a General Partnership in which Mr. Sizemore is a general partner. See the text and footnotes regarding Mr. Sizemores beneficial ownership discussed above in the section entitled Voting Securities and Principal Holders Thereof.

(c) H. James Serrones beneficial ownership includes 3,357 shares which are acquirable within 60 days pursuant to the exercise of outstanding stock options.

(d) The beneficial ownership of all directors and executive officers as a group includes 3,357 shares which are acquirable within 60 days pursuant to the exercise of outstanding stock options.


Board Meetings and Director Compensation

During the fiscal year ended April 30, 1999, the Board of Directors held thirty-one (31) meetings (including regularly scheduled, special meetings, and conference calls). Each of the incumbent directors being nominated for re-election attended more than 75% of the Board of Directors meetings held while he was a Director. H. James Serrone is to be compensated at the rate of $100 per Board of Directors meeting attended. Dale H. Sizemore, Jr. and Richard A. Sizemore are to be compensated at the rate of $6,000 per fiscal year, plus $600 per Board of Directors meeting attended, and $400 per committee meeting attended. Due to the Corporations financial condition, all directors compensation has been deferred.

Committees

H. James Serrone and Dale H. Sizemore, Jr. are members of the Administrative Committee for the Employee Stock Purchase Plan (the Plan Committee). The Plan Committee receives its authority from the Employee Stock Purchase Plan (the Plan) and from the Board of Directors. The Plan Committee administers and implements the Plan and determines the eligibility of employees to participate in the Plan. The Plan Committee does not meet on a regular basis but meets as required. The Plan Committee did not meet during the last fiscal year.

The Board of Directors has assumed the responsibilities of the Audit Committee. In fulfilling its responsibilities, the Audit Committees activities included, but were not limited to, reviewing internal accounting controls, financial activities, financial position and related consolidated reports of the Corporation. The Audit
Committee did not meet during the last fiscal year.

Dale H. Sizemore, Jr. and Richard A. Sizemore are members of the Compensation Committee, the purpose of which is to determine the compensation of the executive officers of the Corporation. The Compensation Committee did not meet during the last fiscal year.

The Corporation does not have a nominating committee.

Cumulative Voting

There will be cumulative voting for the election of Directors. In cumulative voting, each share carries as many votes as there are vacancies to be filled and each Shareholder is permitted to distribute the votes for all of his or her shares among the nominees in any way he or she desires. Since three Directors are nominated, each Shareholder may cast that number of votes which is equal to the number of shares owned by him or her multiplied by three. If no choice is indicated on the enclosed Proxy, the persons named in the Proxy will cumulate the votes and distribute them among the nominees in their discretion. If a Shareholder desires to cumulate his or her votes for the Directors in a particular manner, he or she should indicate the number of votes to be cast on the Shareholders behalf for each nominee immediately following that nominees name on the Proxy. The Proxies cannot be voted for a greater number of persons than the number named herein. If any nominee should be unable to serve, the Proxy will be voted for such person as shall be designated by the Board of Directors of the Corporation to replace any such nominee. The Board of Directors presently has no knowledge that any of the nominees will be unable to serve.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES TO THE
BOARD OF DIRECTORS.


                     PROPOSAL TWO
            THE DECREASE IN THE PAR VALUE AND
                REDUCTION IN STATED CAPITAL

The Board of Directors of the Corporation has adopted a resolution declaring it advisable to amend Article Three of the Articles of Incorporation to reduce the par value of the Common Stock from the current par value of fifty cents ($0.50) per share to one cent ($0.01) per share and to reduce the stated capital of the Corporation to an amount equal to the aggregate par value (as so reduced) of all outstanding Common Stock.

The Board of Directors proposes that the first paragraph of Article Three of the Amended Articles of Incorporation be amended to read as follows:

           The aggregate number of shares which the Corporation shall be authorized to issue shall be Six Million (6,000,000) shares of common stock of par value of one cent
           ($.01) per share, and there shall be no
           preemptive rights for any shareholder
           arising therefrom and no preferences or
           qualifications or limitations or restrictions or special rights of an character whatsoever in respect to said shares.

Purpose and Effect of a Reduction in Par Value of the Common
Stock

The Board of Directors of the Corporation believes that it is advisable and in the best interests of the Corporation to reduce the par value of the Common Stock to provide the Corporation with greater flexibility in managing its corporate funds. Under current Missouri corporate law, par value is an artificial figure as it relates to common stock.
 In the past, par value served as the price at which common stock was offered to shareholders and provided shareholders with assurance that others who purchased stock in a corporation would pay at least as much as the original shareholders. Since par value also represented the price actually paid for shares of stock, it was also a measure of the capital necessary to start or expand a business, and creditors used this figure in deciding whether to lend money to a corporation. Although par value does not generally serve the purpose for which it was originally intended, it still remains a factor under Missouri law in determining the amount of funds available for use by a corporation.

Missouri law provides that a corporation may not issue shares of stock with par value for consideration less than that par value, and that a corporation must maintain a stated capital account equal to the aggregate par value of such shares. Recent trading of the Common Stock at less than the current par value of fifty cents ($0.50) per share has, in the opinion of the Board of Directors, made the reduction in par value necessary in order for the Corporation to raise additional capital through the issuance of Common Stock at prices that may be less than the current par value if such pricing is necessitated by market conditions. The reduction in par value of the Common Stock will have no effect on the aggregate value of the outstanding Common Stock.

If the proposed amendment is approved by the Shareholders, the Corporations capital accounts must be adjusted to reflect the reduction in par value of the Common Stock on the Corporations balance sheet. Under Stockholders Deficit, the line item Common Stock, $0.50 Par Value will be changed to Common Stock, $0.01 Par Value. The value of the Common Stock, $0.01 Par Value will be reduced to an amount equal to the aggregate par value (as so reduced) of the outstanding Common Stock. At the same time, a corresponding increase will be made in the line item Capital in Excess of Par Value under Stockholders Deficit, thus leaving the total deficit unchanged on the balance sheet. As of October 31, 1999, the dollar amount of Common Stock, $0.50 Par Value was $1,441,397.50 and the dollar amount of Capital in Excess of Par Value was $8,672,671.49. If this amendment had been effective on October 31, 1999, the balance of these accounts would have been $28,827.95 and $10,085,241.04, respectively.
 It is intended that the balance sheet adjustments that would occur if this amendment is approved will be effective no later than January 31, 2000.

Vote Required

The approval of the proposal to amend Article Three of the Corporations Articles of Incorporation to reduce the par value of the Common Stock from fifty cents per share to one cent per share, and to thereby reduce the stated capital of the Corporation requires an affirmative vote of two-thirds
(2/3) of the outstanding shares of Common Stock entitled to be voted.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
IN FAVOR OF THE REDUCTION IN PAR VALUE OF THE COMMON STOCK
FROM FIFTY CENTS PER SHARE TO ONE CENT PER SHARE.


          EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

     The following table sets forth the compensation of the named executive officers for each of the Corporations last three completed fiscal years.

                         Annual            Long-Term
                      Compensation        Compensation
Name and
Principal                                Other    All Other
Position          Year  Salary   Bonus  Awarded Compensation

Dale H.           1999 $     0  $      0       0  $ 1,500
 Sizemore Jr. (a) 1998 $     0  $      0       0  $10,200
President and     1997 $     0  $      0       0  $10,200
 Chief Executive
 Officer

Christian T.      1999 $125,000 $      0       0  $     0
 Hughes (b)       1998 $124,216 $      0       0  $   700
President and     1997 $126,676 $336,000  37,500  $ 8,200
 Chief Operating
 Officer

Peter B.          1999 $      0 $      0       0  $     0
 Caloyeras (c)
Chief Executive
 Officer

(a) Dale H. Sizemore, Jr. became Chief Executive Officer effective August 4, 1996, and President effective April 20,
1999.

(b)  Christian T. Hughes became President and Chief
Operating Officer effective September 16, 1996. Mr. Hughes was terminated effective April 20, 1999.

(c) Peter B. Caloyeras served as Chief Executive Officer from February 8, 1999 until March 15, 1999, at which time the contemplated merger with Mr. Caloyeras company, Electronika, Inc., was terminated.

Option Grants

There were no grants of stock options made to any executive officers during the Corporations last completed fiscal year.

Aggregate Option Exercises and Fiscal Year-End Option Value

There were no stock option exercises made during the last completed fiscal year and the executive officers identified above did not have any unexercised stock options as of April
30, 1999.


       BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors of the Corporation, and persons who beneficially own more than ten percent (10%) of the Corporations Common Stock (collectively referred to herein as Reporting Persons), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the Commission). Reporting Persons are required by Commission regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely upon a review of copies of Forms 3, 4 and 5 and amendments thereto furnished to the Corporation during its most recent fiscal year, the Corporation believes that all of these forms required to be filed by Reporting Persons were timely filed pursuant to Section 16(a) of the Exchange Act.


        CERTAIN RELATIONSHIPS AND LEGAL PROCEEDINGS

Indebtedness to Former Officer

The Corporation has a $429,000 promissory note with Alfred
F. Marsh, former President of Torotel, Inc., dated July 10, 1996. The amount of this note consists of the principal sum of $250,000 from a note executed in April 1986, plus $179,000 of accrued unpaid interest. For the year ended April 30, 1999, the Corporation incurred $41,000 in interest on the note. The outstanding balance of this unsecured note bears interest at a fixed rate of 10% per annum. The note requires monthly principal and interest payments of $10,881, and matures on July 1, 2000. Under the terms of the note, no payments will be made to Mr. Marsh as long as any default condition exists under the terms of the loan with Phillipsburg National Bank & Trust Corporation, unless the bank has waived the default condition prior to any payment.
 As of April 30, 1999, the aggregate amount due under the note was $479,000, which consists of the outstanding principal balance of $384,000 plus accrued interest of $95,000. The Corporation has suspended all payments under the note due to the reasons discussed in the section below entitled Legal Proceedings.

On April 19, 1999, the Corporation sold substantially all of the assets of its wholly owned subsidiary OPT Industries, Inc. to SIGMA Associates, LLC (SIGMA), an investor group led by Peter B. Caloyeras, for approximately $2.7 million. The assets sold included the land, buildings, equipment, inventories, order backlog and intellectual property, such as company name, patents, and product designs. The Caloyeras investor group presently controls and operates other companies in the magnetic component and power conversion industry. Mr. Caloyeras is the beneficial owner, as defined in Rule 13d-3(a) under the Securities Exchange Act of 1934, of 198,900 shares of Torotel Common Stock. Mr. Caloyeras also served as Torotels Chief Executive Officer for a short time in February and March, 1999, until such time as the contemplated merger with Electronika, Inc. was terminated.

Legal Proceedings

On May 6, 1997, Torotel Products, Inc., the Corporations operating subsidiary, was accepted into the Voluntary Disclosure Program by the Inspector General of the United States Department of Defense, resulting from its failure to perform some required testing as frequently as required, and inaccurately certifying that all required testing had been performed. As a result of the Corporations investigation into the testing deficiencies, the Corporation recorded an estimated charge of $486,000 against earnings. The Corporations investigation included a review of historical sales and pricing data, labor bid sheets, and interviews with past and present employees, to arrive at a best estimate of the cost impact to the government. The aggregate amount of the estimated penalty is still subject to fluctuation until the government completes its investigation, and a definitive amount is determined. The Corporation believes the methodology it used to determine the amount of the estimate is reasonable. As a result, the amount of any additional charges (or the possible range of any fluctuation in the estimated penalty) cannot be estimated at this time. The Corporation believes that certain of its former officers may have been responsible for the misconduct related to the test failures, and will evaluate ways of recovering the damages once the government completes its investigation. In the meantime, the Corporation has suspended all payments under a note payable to a former officer.


                    OTHER MATTERS

Other Business

The Board of Directors knows of no other business to be transacted at the Meeting. If any other business is properly brought before the Meeting, the persons named in the enclosed Proxy or their substitutes will vote in accordance with their best judgment on such matters.

Availability of Accountants

Representatives of Grant Thornton LLP, the principal accountants for the Corporation, are expected to be present at the Meeting. An opportunity will be provided for the representatives to make a statement, if they desire to do so, and to respond to appropriate shareholder questions.

Deadline for Receipt of Shareholders Proposals

Proposals of shareholders of the Corporation which are intended to be presented by the Corporation at the Corporations 2000 annual meeting of shareholders must be received by the Corporation no later than May 15, 2000, so that they may be included in the Proxy Statement relating to that meeting.

General

In order that your shares may be represented if you do not plan to attend the Meeting, and in order to assure the required quorum and voting, please sign, date and return the enclosed Proxy promptly.


                          BY ORDER OF THE BOARD OF DIRECTORS



                         /s/ H. James Serrone



                         H. James Serrone
                         Secretary of the Corporation